UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2010

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3633 Inland Empire Blvd., Suite 480, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Kaiser Ventures LLC (“Kaiser”) furnishes this report pursuant to item 8.01 of Form 8-K.

On July 31, 2010, Kaiser issued a press release announcing that the U. S. Court of Appeals for the Ninth Circuit has denied Kaiser’s and Mine Reclamation, LLC’s December 23, 2009, petition seeking further review of a three-judge panel’s adverse decision against a completed land exchange between the U.S. Bureau of Land Management and Kaiser. The requested further review, known as an en banc review, would have been conducted by an eleven-judge panel of Ninth Circuit judges. On November 10, 2009, the majority of a three-judge panel ruled that there were three deficiencies that needed correction in connection with the completed land exchange. The dissenting judge found in Kaiser’s and Mine Reclamation’s favor on all matters. Kaiser is evaluating its options and next course of action.

A copy of the Kaiser’s press release with respect to the decision by the U.S. Ninth Circuit Court of Appeals to deny en banc review is filed as Exhibit 99.1 to this Form 8-K.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(d)	Exhibits

99.1	Kaiser Ventures LLC press release dated July 31, 2010, announcing the denial of en banc review by the U.S. Ninth Circuit Court of Appeals of the prior adverse land exchange decision. *

*	Filed with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: August 2, 2010	/s/ Terry L. Cook
(Signature)*

Terry L. Cook
Executive Vice President – General Counsel

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